UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2017

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

California	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)
3F B302C, No. 185 Kewang Road
Longtan District, Taoyuan City 325
Taiwan, R.O.C.
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+886-3-407-2339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

On March 31, 2017, the Company’s Board of Directors concluded to restate the previously-issued financial statements included in the Company’s Form 10-K/A filed on March 11, 2016, and concluded to amend the Company’s Form 10-Q respectively filed on May 6; August 12; and November 4, 2016 as promptly as possible, and we expect to re-file those Form 10-Qs by April 30, 2017. The measurement of those restatements was concluded on April 17, 2017.

The Company’s Form 10-K for the year ended on December 31, 2016 filed on or before April 17, 2017 shall update and correct the previous-issued financial information included in the Company’s Form 10-K/A filed on March 11, 2016. Accordingly, because of these changes, the financial statements included in the Company’s Form 10-K/A filed on March 11, 2016 should no longer be relied upon. Additionally, the financial statements included in the Company’s 10-Q respectively filed on May 6; August 12; and November 4, 2016 should no longer be relied upon. Our restatements will address followings: (1) Correction of the purchase price equation for the acquisition of Mao Ren International Inc., which required the reassessment of the carrying amount at initial recognition due to the acquisition being a related party transaction; (2) Correction of revenue recognition that required the Company to book revenues on a net basis rather than gross in accordance with rules on agent versus principal; (3) Corrections of accounts that related to the above two items such as accounts receivable, unearned revenues, and prepaid expenses; and (4)  Reclassification of related party balances to separately disclose them.

The Company consulted with its independent accountant on the correction of previously-issued financial statements included in its Form 10-K/A filed on March 11, 2016 and the amendments to the Form 10-Q respectively filed on May 6; August 12; and November 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2017	SAN LOTUS HOLDING INC.
By: /s/Chen, Kuan-Yu
Chen, Kuan-Yu
Chairman of the Board